UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2016
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(612) 963-3559
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 3, 2016, our board of directors elected Dr. Dalvir S. Gill to serve as a director of our company to fill a vacancy on our board of directors created by the resignation of Dr. Thomas Neenan. Dr. Neenan resigned from his position on our board of directors effective March 3, 2016. His resignation did not relate to any disagreement with the company or any matter relating to the company’s operations, policies, or practices. The board has determined not to name Dr. Gill to any committees at this time.

There are no arrangements or understandings pursuant to which Dr. Gill and any other persons, naming such persons, pursuant to which such individuals were selected as a director.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing Dr. Gill’s election, as described in Item 5.02 above, is furnished as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

The Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: March 3, 2016	By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
99.1	Press Release dated March 3, 2016	Furnished Electronically